UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2022

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38474	81-4701719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Fairfield Road, Suite 338, Fairfield, NJ	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 285-7973

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	JRSH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

Completion of the Acquisition of Ever Winland Limited

On August 29, 2022, Treasure Success International Limited (“Treasure Success”), a wholly owned Hong Kong subsidiary of Jerash Holdings (US), Inc. (the “Company”), completed the previously announced acquisition of Ever Winland Limited (“Ever Winland”), a Hong Kong company, pursuant to a Purchase and Sale Agreement (the “Purchase Agreement”) dated June 22, 2022 with Wong Bing Lun and Chow Lai Ming (the “Sellers”). The Sellers are independent from all directors and officers of the Company, and the Company itself. Pursuant to the Purchase Agreement, the Sellers sold, and Treasure Success purchased, 100% of the ownership interests in, and the Sellers’ benefit of the shareholder/director loans owed to, Ever Winland for a consideration of HKD39.6 million.

Ever Winland solely holds the title to Unit A on the 19th Floor of “Ford Glory Plaza,” a 2009 built industrial building located at No. 37 Wing Hong Street, Kowloon, Hong Kong (the “Property”), which unit is a business office space of approximate 5,735 square feet. The Company, through Treasure Success, has leased the Property since October 2016 and has been using it as offices for the Company’s management, sales and marketing team, merchandising team, and supporting teams, including shipping and accounting.

The Company acquired the Property mainly to maintain continuity of its operation and to avoid high set up and moving costs for a new office. Owning the Property will also allow the Company to save rental expenses, which may increase due to anticipated inflation. The board of directors of the Company has reviewed and unanimously approved the transaction after reviewing a written report from an independent valuation company. The Company also engaged an independent legal advisor to conduct due diligence on Ever Winland and the Property and received satisfactory results before proceeding to completion.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed on June 27, 2022 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

September 1, 2022	By:	/s/ Choi Lin Hung
Choi Lin Hung
Chairman of the Board of Directors, Chief Executive Officer, President, and Treasurer

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